Exhibit 99.1

Twist Bioscience Appoints Adam Laponis as Chief Financial Officer

SOUTH SAN FRANCISCO, – January 5, 2024 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today announced the appointment of Adam Laponis as chief financial officer. Mr. Laponis brings experience across small cap and Fortune 50 companies along with a track record of collaborating across teams to drive profitable growth.

“Adam’s deep financial acumen and strategic planning expertise across diverse businesses make him an ideal fit for our next phase of growth,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “His wide-ranging experience within large pharma and their business units, automobile manufacturers and start-up organizations will provide valuable insights as we scale the business, remaining laser focused on driving toward profitability and expanding gross margin while serving our customers and enabling them to conduct breakthrough research.”

“Throughout my career I have been drawn to mission-driven companies, and I’m particularly excited to join Twist at this pivotal time as the company is moving toward cash flow breakeven,” said Mr. Laponis. “Twist’s ability to manufacture DNA at an unprecedented scale and speed is truly enabling positive developments in health, food security and sustainability. I look forward to working with the talented and experienced team and I’m committed to using my expertise and skillset to drive value for all of our stakeholders.”

Mr. Laponis joins Twist from Eargo, Inc., where he served as chief financial officer, responsible for finance, accounting, investor relations, business operations, internal audit and information technology. During his tenure at Eargo, revenue increased more than 300% over the course of two years. Prior to Eargo, Mr. Laponis was vice president, worldwide financial planning and analysis and business operations at Tesla, Inc. where he was responsible for worldwide pricing, forecasting, capital planning, development of internal controls, and optimization of business operations. Previously, Mr. Laponis served as vice president, finance and chief financial officer, cardiovascular care at Cardinal Health as the finance leader for the worldwide Cordis Cardiovascular business. He held a series of roles of increasing responsibility at Johnson & Johnson, where he led the divestiture of Cordis to Cardinal Health. He held additional positions within Johnson & Johnson including controller of the diabetes franchise, manager of supply chain and quality finance and customer service finance. Mr. Laponis holds an MBA from the University of Southern California, Marshall School of Business and a B.S. in chemical engineering from the University of California at Berkeley.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Twist Bioscience Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Twist Bioscience’s future growth and expansion, and ability to achieve profitability and increase gross margin. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s restructuring activities and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist Bioscience to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 21, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

For Investors:

Angela Bitting
SVP, Corporate Affairs
925-202-6211

abitting@twistbioscience.com

For Media:

Amanda Houlihan
Communications Generalist
774-265-5334

ahoulihan@twistbioscience.com

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